Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-11831 (amended by
333-113262), 333-05081, 333-53452 and 2-99863) on Form S-8 of Hancock Holding Company of our reports dated
February 22, 2005, with respect to ( i ) the consolidated balance sheet of Hancock Holding Company as of December
31, 2004, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for the year then ended; ( ii ) management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004; and ( iii ) the effectiveness of internal control over financial reporting as of December 31, 2004, which reports are incorporated by reference in this Form 10-K.

KPMG LLP
Birmingham, Alabama
March 15, 2005

Exhibit (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-11831 (amended by
333-113262), 333-05081, 333-53452 and 2-99863) on Form S-8 of Hancock Holding Company of our report dated January
19, 2004 included in this Annual Report on Form 10-K for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP
New Orleans, Louisiana
March 11, 2005

Exhibit (23.2)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Hancock Holding Company
Gulfport, Mississippi

   We have audited the accompanying consolidated balance sheet of Hancock Holding Company and subsidiaries as of
December 31, 2003, and the related consolidated statements of earnings, comprehensive earnings, common stockholders' equity and cash flows for each of the two years in the period ended December 31, 2003.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board
(United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hancock Holding Company and subsidiaries as of December 31, 2003 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New Orleans, Louisiana
March 11, 2005